REQUEST FOR QUALIFICATION
      Pursuant to the requirements of Regulation A, the issuer respectfully requests that the Securities and Exchange Commission (the ?Commission?) qualify the offering statement. As President and Managing Member of OUR MicroLending, LLC, I
acknowledge the following:
  ?  should the Commission or the staff, acting pursuant to delegated authority, qualify the filing, it does not foreclose the Commission from taking any action with respect to the filing; ?
  ?  the action of the Commission or the staff, acting pursuant to delegated authority, in qualifying the filing, does not relieve the company from its full responsibility for the adequacy and accuracy of the disclosure in the filing; and ?
  ?  the company may not assert staff comments and/or qualification as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.
      Executed in Miami, Florida, this 22d day of December, 2016.
OUR MICROLENDING, LLC
/s/ Emilio Santandreu
_________________________
Emilio Santandreu, President
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